Exhibit 99

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
October 28, 2004	Media: Patricia Cameron 318.388.9674
patricia.cameron@centurytel.com
Investors: Tony Davis 318.388.9525
tony.davis@centurytel.com

CenturyTel Reports Third Quarter Earnings

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for third quarter 2004 that met or exceeded First Call consensus estimates.

  Operating revenues, excluding nonrecurring items, increased 1.2% to $607.4 million from $600.3 million. Reported under GAAP, operating revenues increased 0.6% to $603.9 million from $600.3 million.
  Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $308.2 million.
  Net income, excluding nonrecurring items, was $81.1 million compared to $88.5 million in third quarter 2003. Net income, reported under GAAP, was $86.2 million compared to $91.0 million in third quarter 2003.
  Diluted earnings per share, excluding nonrecurring items, was $.60 in third quarter 2004 and $.61 in third quarter 2003, while GAAP diluted earnings per share was $.63 in both third quarter 2004 and third quarter 2003.
  Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $110.6 million in third quarter 2004.
  Through the third quarter, the Company had repurchased nearly 10.9 million shares of common stock for a total investment of $318.4 million.
Third Quarter Highlights (1) (Excluding nonrecurring items) (In thousands, except per share amounts and customer units)	Quarter Ended 9/30/04		Quarter Ended 9/30/03		% Change
Operating Revenues Operating Cash Flow Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	607,392 308,239 81,135 .60 135,737 97,583	$ $ $ $ $	600,264 315,510 88,452 .61 145,171 102,201	1.2% (2.3)% (8.3)% (1.6)% (6.5)% (4.5)%
Telephone Access Lines Long Distance Lines (2) DSL Connections		2,336,517 1,037,293 120,869		2,394,623 903,939 76,328	(2.4)% 14.8% 58.4%

(1)	These results include adjustments for nonrecurring items and other non-GAAP financial measures. A reconciliation of these items to comparable GAAP measures is included in the attached financial schedules.

(2)	In first quarter 2004, the Company began reporting long distance units on a line basis instead of a customer basis. Third quarter 2003 has been restated on a line basis to ensure period-to-period comparability. All periods have also been adjusted to reflect the removal of 10,090 long distance lines due to zero-usage account clean-up during the billing system conversion.

"CenturyTel achieved revenue growth of 1.2% and generated strong free cash flow of $110.6 million during the third quarter in a very challenging environment," Glen F. Post, III, chairman and chief executive officer, said. "Through the first nine months of 2004, CenturyTel generated nearly $379 million of free cash flow and returned more than $342 million to shareholders through our cash dividends and share repurchase program."

Operating revenues, excluding nonrecurring items, rose 1.2% to $607.4 million in third quarter 2004 from $600.3 million in third quarter 2003. Revenue increases resulted primarily from approximately $20.0 million of revenues generated by the fiber assets acquired during 2003, data revenue growth from DSL subscribers, continued long distance subscriber growth and increased enhanced calling feature penetration. These increases more than offset revenue declines of $13.6 million attributable to anticipated lower intrastate toll revenues, universal service funding, interstate access revenues related to prior periods and the effect of access line losses.

Operating expenses, excluding nonrecurring items, increased 4.1% to $426.2 million from $409.5 million in third quarter 2003 due primarily to the fiber assets acquired during 2003 and increases in operating taxes, customer service expenses and marketing expenses.

Operating cash flow, excluding nonrecurring items, decreased 2.3% to $308.2 million from $315.5 million. CenturyTel achieved an operating cash flow margin of 50.7% during the quarter versus 52.6% in third quarter 2003.

Net income, excluding nonrecurring items, was $81.1 million compared to $88.5 million in third quarter 2003. Diluted earnings per share, excluding nonrecurring items, was $.60 in third quarter 2004 and $.61 in third quarter 2003.

"Strong growth in long distance and data revenues as well as the continued penetration of enhanced calling features reflect CenturyTel's continued success in delivering needed products and services to our customers in rural areas and smaller cities across the country," Post said.

For the first nine months of 2004, operating revenues, excluding nonrecurring items, increased to $1.805 billion from $1.765 billion for the same period in 2003, a 2.2% increase. Operating cash flow, excluding nonrecurring items, was $939.5 million for 2004 compared to $935.1 million a year ago. Operating income, excluding nonrecurring items, decreased to $554.6 million from $559.0 million in 2003.

Under generally accepted accounting principles (GAAP), net income for third quarter 2004 was $86.2 million compared to $91.0 million for third quarter 2003. Diluted earnings per share for both third quarter 2004 and 2003 was $.63. For the first nine months of 2004 and 2003, net income was $252.8 million and $262.3 million, respectively, while diluted earnings per share was $1.81 and $1.82, respectively. Third quarter 2004 results reflect an after-tax $6.0 million adjustment for over depreciated assets and the related revenue effect, as well as other nonrecurring items detailed in the accompanying financial information that affected the third quarters and first nine months of 2004 and 2003.

Outlook. For the fourth quarter 2004, CenturyTel expects total revenues of $590 to $605 million and diluted earnings per share of $.56 to $.60. For the full year 2004, diluted earnings per share is expected to be in the range of $2.34 to $2.38. These outlook figures are presented excluding the potential impact of any future mergers, acquisitions, divestitures, share repurchases or other unusual events.

The Company expects to provide full year 2005 earnings per share guidance in January 2005. The Company has, however, identified several items that can be expected to affect 2005 results. Increased national average loop costs are expected to negatively impact the Company's 2005 Universal Service Fund receipts and diluted earnings per share by $.05 to $.07. Our anticipated roll-outs of satellite entertainment and wireless services are expected to negatively impact 2005 diluted earnings per share by approximately $.05 to $.09. The Company currently anticipates, subject to market conditions and the availability of other investment opportunities, to complete its previously announced $400 million share repurchase program and to undertake transactions to mitigate the dilutive effect of the $500 million in Equity Units that are currently scheduled to settle in May 2005. Giving effect to these items, we currently anticipate 2005 interest expense will be between $200 and $210 million. These and other items that may affect 2005 results will be discussed in greater detail during our January 2005 call.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 888.578.9505. The call will be accessible for replay until 11:59 p.m. Central Time, November 3, 2004, by calling 888.266.2081 and entering the conference ID number 575262. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Investor Relations portion of the Company's Web site at www.centurytel.com prior to November 17, 2004.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations and hiring adequate numbers of qualified staff; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of October 28, 2004. The Company undertakes no obligation to update any of its forward-looking statements.

CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.

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CENTURYTEL, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

	Three months ended September 30, 2004				Three months ended September 30, 2003
In thousands, except per share amounts	As reported	Less non- recurring items		As adjusted excluding non- recurring items	As reported	Less non- recurring items		As adjusted excluding non- recurring items	Increase (decrease) as reported	Increase (decrease) excluding nonrecurring items

OPERATING REVENUES
Local service	$179,793			179,793	179,136			179,136	0.4%	0.4%
Network access	237,522	(3,091)	(1)	240,613	252,757			252,757	(6.0%)	(4.8%)
Long distance	49,743			49,743	45,207			45,207	10.0%	10.0%
Data	69,570	(422)	(1)	69,992	62,008			62,008	12.2%	12.9%
Fiber transport and CLEC	19,113			19,113	13,530			13,530	41.3%	41.3%
Other	48,138			48,138	47,626			47,626	1.1%	1.1%
	603,879	(3,513)		607,392	600,264	-		600,264	0.6%	1.2%

OPERATING EXPENSES
Cost of services and products	191,000			191,000	190,193			190,193	0.4%	0.4%
Selling, general and administrative	108,153			108,153	94,561			94,561	14.4%	14.4%
Depreciation and amortization	113,857	(13,221)	(1)	127,078	124,729			124,729	(8.7%)	1.9%
	413,010	(13,221)		426,231	409,483	-		409,483	0.9%	4.1%

OPERATING INCOME	190,869	9,708		181,161	190,781	-		190,781	0.0%	(5.0%)

OTHER INCOME (EXPENSE)
Interest expense	(52,174)			(52,174)	(54,360)			(54,360)	(4.0%)	(4.0%)
Income from unconsolidated cellular entity	1,929			1,929	1,736			1,736	11.1%	11.1%
Other income and expense	(822)	(1,500)	(2)	678	(1,076)			(1,076)	(23.6%)	(163.0%)
Income tax expense	(53,610)	(3,151)	(3)	(50,459)	(46,102)	2,527	(4)	(48,629)	16.3%	3.8%

NET INCOME	$86,192	5,057		81,135	90,979	2,527		88,452	(5.3%)	(8.3%)

BASIC EARNINGS PER SHARE	$0.64	0.04		0.60	0.63	0.02		0.61	1.6%	(1.6%)
DILUTED EARNINGS PER SHARE	$0.63	0.04		0.60	0.63	0.02		0.61	0.0%	(1.6%)

SHARES OUTSTANDING
Basic	134,885			134,885	143,897			143,897	(6.3%)	(6.3%)
Diluted	135,737			135,737	145,171			145,171	(6.5%)	(6.5%)

DIVIDENDS PER COMMON SHARE	$0.0575			0.0575	0.055			0.055	4.5%	4.5%

NONRECURRING ITEMS
(1) - Adjustment for overdepreciated assets, including related revenue effect.
(2) - Impairment of nonoperating investment.
(3) - Tax effect of items (1) and (2).
(4) - Net out of period income tax adjustments.

CENTURYTEL, INC.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
(UNAUDITED)

	Nine months ended September 30, 2004				Nine months ended September 30, 2003
In thousands, except per share amounts	As reported	Less non- recurring items		As adjusted excluding non- recurring items	As reported	Less non- recurring items		As adjusted excluding non- recurring items	Increase (decrease) as reported	Increase (decrease) excluding nonrecurring items

OPERATING REVENUES
Local service	$537,993			537,993	534,509			534,509	0.7%	0.7%
Network access	723,994	(3,091)	(1)	727,085	747,307			747,307	(3.1%)	(2.7%)
Long distance	140,059			140,059	130,968			130,968	6.9%	6.9%
Data	203,367	(422)	(1)	203,789	180,816			180,816	12.5%	12.7%
Fiber transport and CLEC	54,866			54,866	28,461			28,461	92.8%	92.8%
Other	140,859			140,859	142,946			142,946	(1.5%)	(1.5%)
	1,801,138	(3,513)		1,804,651	1,765,007			1,765,007	2.0%	2.2%

OPERATING EXPENSES
Cost of services and products	562,775			562,775	552,013			552,013	1.9%	1.9%
Selling, general and administrative	302,426			302,426	272,900	(4,959)	(4)	277,859	10.8%	8.8%
Depreciation and amortization	371,600	(13,221)	(1)	384,821	376,159			376,159	(1.2%)	2.3%
	1,236,801	(13,221)		1,250,022	1,201,072	(4,959)		1,206,031	3.0%	3.6%

OPERATING INCOME	564,337	9,708		554,629	563,935	4,959		558,976	0.1%	(0.8%)

OTHER INCOME (EXPENSE)
Interest expense	(157,806)			(157,806)	(165,909)			(165,909)	(4.9%)	(4.9%)
Income from unconsolidated cellular entity	6,114			6,114	4,895			4,895	24.9%	24.9%
Other income and expense	(2,329)	(1,500)	(2)	(829)	(1,034)			(1,034)	125.2%	(19.8%)
Income tax expense	(157,561)	(3,151)	(3)	(154,410)	(139,622)	791	(5)	(140,413)	12.8%	10.0%

NET INCOME	$252,755	5,057		247,698	262,265	5,750		256,515	(3.6%)	(3.4%)

BASIC EARNINGS PER SHARE	$1.82	0.04		1.79	1.83	0.04		1.79	(0.5%)	0.0%
DILUTED EARNINGS PER SHARE	$1.81	0.04		1.78	1.82	0.04		1.78	(0.5%)	0.0%

SHARES OUTSTANDING
Basic	138,512			138,512	143,370			143,370	(3.4%)	(3.4%)
Diluted	139,324			139,324	144,481			144,481	(3.6%)	(3.6%)

DIVIDENDS PER COMMON SHARE	$0.1725			0.1725	0.165			0.165	4.5%	4.5%

NONRECURRING ITEMS
(1) - Adjustment for overdepreciated assets, including related revenue effect.
(2) - Impairment of nonoperating investment.
(3) - Tax effect of items (1) and (2).
(4) - Partial recovery of amounts previously written off in connection with WorldCom bankruptcy.
(5) - Net out of period income tax adjustments ($2.5 million credit), net of tax expense effect of item (4).

CENTURYTEL, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
(UNAUDITED)

	September 30,	December 31,
	2004	2003
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$168,975	203,181
Other current assets	261,861	259,758
Total current assets	430,836	462,939

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	7,333,871	7,184,155
Accumulated depreciation	(3,998,332)	(3,728,674)
Net property, plant and equipment	3,335,539	3,455,481

INVESTMENTS AND OTHER ASSETS
Goodwill	3,430,302	3,425,001
Other	593,657	552,431
Total investments and other assets	4,023,959	3,977,432

TOTAL ASSETS	$7,790,334	7,895,852

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$121,156	72,453
Other current liabilities	418,930	398,930
Total current liabilities	540,086	471,383

LONG-TERM DEBT	2,900,964	3,109,302
DEFERRED CREDITS AND OTHER LIABILITIES	941,539	836,651
STOCKHOLDERS' EQUITY	3,407,745	3,478,516

TOTAL LIABILITIES AND EQUITY	$7,790,334	7,895,852

CENTURYTEL, INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2004				Three months ended September 30, 2003
In thousands	As reported	Less non- recurring items		As adjusted excluding non- recurring items	As reported	Less non- recurring items		As adjusted excluding non- recurring items
Operating cash flow and cash flow margin
Operating income	$190,869	9,708	(1)	181,161	190,781	-		190,781
Add: Depreciation and amortization	113,857	(13,221)	(1)	127,078	124,729			124,729
Operating cash flow	$304,726	(3,513)		308,239	315,510	-		315,510

Revenues	$603,879	(3,513)	(1)	607,392	600,264	-		600,264

Operating income margin (operating income divided by revenues)	31.6%			29.8%	31.8%			31.8%

Operating cash flow margin (operating cash flow divided by revenues)	50.5%			50.7%	52.6%			52.6%

Free cash flow (prior to debt service requirements and dividends)
Net income	$86,192	5,057	(2)	81,135	90,979	2,527	(3)	88,452
Add: Depreciation and amortization	113,857	(13,221)	(1)	127,078	124,729	-		124,729
Less: Capital expenditures	(97,583)	-		(97,583)	(102,201)	-		(102,201)
Free cash flow	$102,466	(8,164)		110,630	113,507	2,527		110,980

Free cash flow	$102,466				113,507
Income from unconsolidated cellular entity	(1,929)				(1,736)
Deferred income taxes	18,370				24,181
Changes in current assets and current liabilities	13,622				12,604
Increase in other noncurrent assets	(8,565)				(6,779)
Decrease in other noncurrent liabilities	(1,152)				(5,483)
Retirement benefits	5,137				13,721
Other, net	6,904				(2,867)
Add: Capital expenditures	97,583				102,201
Net cash provided by operating activities	$232,436				249,349

NONRECURRING ITEMS
(1) - Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
(2) - Adjustment for overdepreciated assets, including related revenue effect, and impairment of nonoperating investment (presented on an after-tax basis).
(3) - Net out of period income tax adjustments.

CENTURYTEL, INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2004				Nine months ended September 30, 2003
In thousands	As reported	Less non- recurring items		As adjusted excluding non- recurring items	As reported	Less non- recurring items		As adjusted excluding non- recurring items
Operating cash flow and cash flow margin
Operating income	$564,337	9,708	(1)	554,629	563,935	4,959	(3)	558,976
Add: Depreciation and amortization	371,600	(13,221)	(1)	384,821	376,159			376,159
Operating cash flow	$935,937	(3,513)		939,450	940,094	4,959		935,135

Revenues	$1,801,138	(3,513)	(1)	1,804,651	1,765,007	-		1,765,007

Operating income margin (operating income divided by revenues)	31.3%			30.7%	32.0%			31.7%

Operating cash flow margin (operating cash flow divided by revenues)	52.0%			52.1%	53.3%			53.0%

Free cash flow (prior to debt service requirements and dividends)
Net income	$252,755	5,057	(2)	247,698	262,265	5,750	(4)	256,515
Add: Depreciation and amortization	371,600	(13,221)	(1)	384,821	376,159	-		376,159
Less: Capital expenditures	(253,597)	-		(253,597)	(256,459)	-		(256,459)
Free cash flow	$370,758	(8,164)		378,922	381,965	5,750		376,215

Free cash flow	$370,758				381,965
Income from unconsolidated cellular entity	(6,114)				(4,895)
Deferred income taxes	75,408				68,022
Changes in current assets and current liabilities	45,892				128,431
Increase in other noncurrent assets	(26,474)				(18,280)
Decrease in other noncurrent liabilities	(4,696)				(4,790)
Retirement benefits	23,000				25,597
Other, net	4,423				(4,087)
Add: Capital expenditures	253,597				256,459
Net cash provided by operating activities	$735,794				828,422

NONRECURRING ITEMS
(1) -	Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
(2) -	Adjustment for overdepreciated assets, including related revenue effect, and impairment of nonoperating investment (presented on an after-tax basis).
(3) -	Partial recovery of amounts previously written off in connection with WorldCom bankruptcy (presented on a pre-tax basis).
(4) -	Partial recovery of amounts previously written off in connection with WorldCom bankruptcy (presented on an after-tax basis) and net out of period income tax adjustments of $2.5 million.